Exhibit No. 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Vegalab, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, David D. Selakovic, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 17, 2017	By:	/s/ David D. Selakovic
David D. Selakovic, Chief Executive Officer and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Vegalab, Inc. and will be retained by Vegalab, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as a part of the Report or as a separate disclosure document.